Exhibit 99.1

UPD HOLDING CORP. ANNOUNCES APPROVAL OF A LICENSE TO PROVIDE SUBSTANCE USE DISORDER OUTPATIENT TREATMENT SERVICES IN KENTUCKY AND ADDITIONAL FUNDING

August 31, 2021 - Reno, NV – UPD Holding Corp. (OTC:UPDC) (the “Company” or “UPDC”), a publicly traded holding company in the health and wellness industry, is pleased to announce the August 26, 2021 approval of its first license to operate an intensive outpatient facility for the treatment of substance use disorders in the Commonwealth of Kentucky on August 26, 2021.

Vital Behavioral Health Inc., a wholly owned subsidiary of UPDC (“Vital”), conducts business in Kentucky through its operating subsidiaries, VBH Kentucky Inc., a Nevada corporation (“VBHK”), and VSL Frankfort LLC, a Nevada limited liability company (“VSLF”).

VBHK previously submitted an Application for License to Operate a Non-Hospital based Alcohol and Other Drug Treatment Entity (AODE) to the Kentucky Cabinet for Health and Family Services (CHFS) Office of the Inspector General (OIG). The OIG is the regulatory and licensing agency for all health care facilities in Kentucky. An inspection of VBHK’s facility in Frankfort, Kentucky was conducted by the OIG on August 26, 2021, after which OIG approved VBHK’s application for licensure.

“The approval of this license comes at a time when alcohol and drug abuse treatment services are needed now more than ever in Kentucky, and we are pleased to be part of the solution,” said Mark Conte, CEO of the Company. “We look forward to providing a long-term continuum of care to our patients and completing our development of sober-living transitional housing facilities that will assist our patients in maintaining their sobriety.”

Vital’s flagship campus is located in Frankfort, Kentucky and includes treatment and housing facilities that are fully walkable and within a 1,000 feet of a gym, grocery store, hair salon, vape shop, restaurants, municipal golf course, and city park with tennis courts, playgrounds, and a water park. Frankfort, the capitol city of Kentucky, is located in Franklin County and is the hub for governmental assistance programs in the state. Client outreach includes the surrounding counties and nearby metropolitan areas of Louisville and Lexington.

The Company recently obtained a credit facility of $500,000.00 that was fully funded on August 24, 2021. Those funds are available to meet the general obligations of the Company, including the working capital needs of VBHK associated with the newly licensed operations.

Additional information concerning the Company’s recent license approval and credit facility is available in its August 31, 2021 Form 8-K filed with the U.S. Securities and Exchange Commission.

About Vital Behavioral Health Inc.

Vital Behavioral Health Inc. intends to be provider of Medicare and Medicaid eligible substance abuse treatments and therapies throughout the United States under the brand Vital Behavioral Health™, as well as a provider of sober and transitional living accommodations under the brand Vital Sober Living™.

About UPD Holding Corp.

UPD Holding Corp. is a publicly traded holding company in the health and wellness industry that conducts business through its primary operating subsidiaries, Vital Behavioral Health Inc., VBH Kentucky Inc., and VSL Frankfort LLC.

Mark Conte, CEO & Director

(775) 829-7999

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